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EXHIBIT 99.2

Magna Entertainment Corp.
337 Magna Drive Aurora, Ontario, Canada L4G 7K1

PRESS RELEASE
Magna Entertainment Announces the
Award of a Gaming License for Gulfstream Park

        October 13, 2006, Aurora, Ontario, Canada … Magna Entertainment Corp. (MEC) (NASDAQ: MECA; TSX: MEC.A) today announced that the State of Florida has awarded a Gaming License for slot machine operations at Gulfstream Park racetrack. Gulfstream Park is owned and operated by a wholly-owned subsidiary of MEC.

        "This is an important day in the evolution of Gulfstream Park," said Paul Micucci, President and General Manager of Gulfstream Park. "Adding slots at Gulfstream Park will position us to become a leader in the next generation of racing and gaming facilities."

        MEC is proceeding with the development of its slot facility at Gulfstream Park and expects to have 516 slot machines installed and operational within the next several weeks.

        Gulfstream Park, which opened in 1939, is located on approximately 255 acres of land in the cities of Hallandale and Aventura, between Miami and Ft. Lauderdale in Florida. Gulfstream Park runs a thoroughbred racing meet each winter which is highlighted by the Florida Derby for three year olds. In January 2006, Gulfstream Park opened its race meet with significant modifications and enhancements to its racing surfaces and a new dirt and turf racetrack, featuring a 1 1/8-mile main track and one-mile turf course were opened. Gulfstream Park also boasts a new modern clubhouse/grandstand offering an array of restaurants and entertainment facilities.

        MEC, North America's number one owner and operator of horse racetracks, based on revenues, acquires, develops and operates horse racetracks and related casino and pari-mutuel wagering operations, including off-track betting facilities. Additionally, MEC owns and operates XpressBet®, a national Internet and telephone account wagering systems, and Horse Racing TV™, a 24-hour horse racing television network.

        This news release contains "forward-looking statements" within the meaning of applicable securities legislation, including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The forward looking statements that involve risks and uncertainties, include, without limitation, statements about the potential success of the installation of slot machines at Gulfstream Park.

        Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management's good faith assumptions and analysis made in light of our perception of current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control, that could cause actual events or results to differ materially from such forward-looking statements. Other potential risks and uncertainties relating to MEC and its business are described in MEC's filings with the Securities and Exchange Commission, specifically the last reports on Forms 10-K and 10-Q.

        Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

For more information contact:

Blake Tohana Executive Vice-President and Chief Financial Officer Magna Entertainment Corp. 337 Magna Drive, Aurora, ON L4G 7K1 Telephone: 905-726-7493	Paul Micucci President and General Manager Gulfstream Park 901 S. Federal Highway, Hallandale Beach FL 33009 Telephone: 954-457-6224
www.magnaent.com	www.gulfstreampark.com

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  EXHIBIT 99.2